UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2005
Commission File Number: 000-18053
LASERSCOPE
(Exact name of Registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of Incorporation or organization)	77-0049527 (I.R.S. Employer Identification No.)
3070 ORCHARD DRIVE
SAN JOSE, CA 95134-2011
(Address of principal executive offices)
(408) 943-0636
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
1. 2006 Incentive Compensation Plan
On December 21, 2005, the Compensation Committee of the Board of Directors (the “Board”) of Laserscope (the “Company”) approved the terms of the Company’s 2006 Incentive Compensation Plan (the “Plan”) for fiscal year 2006, which provides for the payment of incentive cash bonuses to all Company employees including the Company’s executive officers, based on achievement of individual and Company performance objectives. Under the Plan, if the Company’s actual performance exceeds its financial performance goals for each quarter and after payment of specified cash incentive bonus payments to other Company employees, the Company’s executive officers are eligible to receive cash incentive bonus payments within a defined range, paid on a quarterly and year-end basis.
Quarterly Bonuses. The Plan provides that once the Company meets certain target earnings goals for a given quarter, an amount equal to the Company’s earnings in excess of such target (the “Quarterly Over Plan Amount”) is reserved in certain employee bonus pools up to a specified amount (currently estimated to be approximately $365,000 per quarter) for payment of quarterly cash bonuses to each non-executive employee, one half of which may be distributed to each non-executive employee based upon assessment of individual performance and one-half of which is paid on a non-discretionary basis. After payment of quarterly cash bonuses to non-executive employees, remaining amounts from the Quarterly Over Plan Amount are reserved in an executive bonus pool up to a specified amount (currently estimated to be approximately $285,000 per quarter) to pay to each of the Company’s executive officers, including the Company’s Chief Executive Officer (the “CEO”), a quarterly cash bonus of up to 50% of such executive’s base salary for the applicable quarter, one half of which is paid on a non-discretionary basis and one half of which may be distributed based on assessment of individual performance, as determined by the CEO. The CEO’s quarterly bonus is paid in the same manner as other executive officers except that the performance assessment related to the discretionary portion of the quarterly bonus is made by the Compensation Committee. In the event that a Quarterly Over Plan Amount is not available or is insufficient to make the specified cash bonus payments in a given quarter, such shortfalls may be paid in subsequent quarters in 2006 to the extent that the applicable Quarterly Over Plan Amount exceeds the amount necessary to pay specified cash bonus payments earned for that quarter.
Year-End Bonus: The Plan provides that once the Company exceeds the year-end target earnings goal, which is the sum of quarterly earnings goals, and all quarterly bonuses earned under the Plan have been paid, then an amount equal to 15% of earnings in excess of such target (the “Annual Over Plan Amount”), will be reserved in an employee bonus pool to be paid to Company employees, including its executives officers, in the same proportion as the total quarterly bonuses were earned by such individual employees.

Other Bonuses: Sales Vice Presidents are eligible for additional quarterly bonuses (currently estimated to be up to $50,000 per quarter in the aggregate) if the Company achieves or exceeds profit margin goals set by the CEO. Additional bonuses may be granted at the CEO’s discretion, subject to specified maximums.
2. 2006 Director Compensation Plan
On December 21, 2005, the Compensation Committee of the Board approved the Company’s arrangements for the cash compensation of the non-management members of the Board of Directors for 2006. In 2006, each non-management Board member (other than the Chairman of the Board), will be paid an annual retainer of $20,000 and $500 for attendance at each Board meeting. The Chairman of the Board will be paid an annual retainer of $27,500 and $2,000 for attendance at each Board meeting. In addition, the Chairman of each Committee of the Board will each be paid a supplemental annual retainer of $5,000. All Board compensation is paid quarterly, as earned.
3. Acceleration of Stock Option Vesting
On December 21, 2005, the Compensation Committee of the Board voted to accelerate the vesting of 438,200 “out-of-the-money” stock options, including 209,475 “out-of-the-money” stock options previously granted to non-executive officer employees and the following “out-of-the-money” stock options previously granted to executive officers and directors:

	Number of		Original Full
Name	Options	Exercise Price*	Vesting Date(s)
Ken Arnold	8,125	$30.01	3/4/2009
Ken Arnold	5,000	$29.50	9/9/2009

James Baumgardt	3,750	$31.20	12/10/2008

Derek Bertocci	43,750	$34.40	6/10/2009

Lloyd Diamond	25,000	$29.50	9/9/2009

Elisha Finney	20,000	$30.85	8/10/2009

Van Frazier	8,100	$30.01	3/4/2009
Van Frazier	5,000	$29.50	9/9/2009

Peter Hadrovic	15,000	$31.20	12/10/2008
Peter Hadrovic	5,000	$29.50	9/9/2009

Dennis LaLumandiere	8,125	$30.01	3/4/2009
Dennis LaLumandiere	5,000	$29.50	9/9/2009

Robert Mann	8,125	$30.01	3/4/2009
Robert Mann	5,000	$29.50	9/9/2009

Robert Mathews	8,125	$30.01	3/4/2009
Robert Mathews	5,000	$29.50	9/9/2009

Kester Nahen	8,125	$30.01	3/4/2009
Kester Nahen	5,000	$29.50	9/9/2009

Rodney Perkins	3,750	$31.20	12/10/2008

Robert Pressley	3,750	$31.20	12/10/2008

Robert Pearson	3,750	$31.20	12/10/2008

Eric Reuter	16,250	$30.01	3/4/2009
Eric Reuter	10,000	$29.50	9/9/2009

Total	228,725	$29.50 - $34.40

The primary purpose of the accelerated vesting of the “out-of-the-money” stock options referenced above is to eliminate future stock-based employee compensation expense the Company would otherwise recognize in its consolidated statement of operations with respect to these accelerated options once FASB Statement No. 123R (Share-Based Payment) becomes effective. Because these options have exercise prices substantially in excess of the Company’s current stock price which was $23.10 as of the close of market on December 21, 2005, as reported by the Nasdaq National Market, the Company believes that these options have limited economic value and may not be offering sufficient incentive to the non-executive officer employees, executive officers and directors when compared to the potential future compensation expense that would have been attributable to the options. The estimated maximum future expense that is eliminated is approximately $7.9 million. In addition to the accounting effects of such acceleration, the Company believes that the accelerated vesting may have a positive effect on morale and retention. The Company is considering alternative equity compensation programs for its employees, executive officers and directors in 2006.
4. Stock Option Grants to Officers and Directors
On December 21, the Board’s Compensation Committee granted 15,000 stock options to each of the Board’s independent directors (Jim Baumgardt, Elisha Finney, Robert Pearson, Rodney Perkins, M.D. and Robert Pressley), 20,000 stock options to Allan Danto, Vice President of President, Global Sales and Marketing – Aesthetics, and 15,000 stock options to Peter Hadrovic, Vice President, Legal Affairs and General Counsel. The stock options vest and become exercisable at a rate of 1/8 of the total number of option shares six months following the date of grant and 1/48 of the option shares per month thereafter. The stock options have a term of ten years. The stock options granted to members of the Company’s Board provide for full acceleration of vesting of all unvested option shares upon the occurrence of both (i) a change of control of the Company and (ii) such director’s Board service is terminated as a result of such change in control. The option exercise price is $23.10, the closing price of our stock on the Nasdaq National Market on the date of grant.
5. Management Continuity Agreement
On December 21, the Board of Directors approved a form of Management Continuity Agreement to be entered into with each of the Company’s executive officers on or before March 3, 2005 to supersede the Management Continuity Agreement currently in effect. A copy of the form of Management Continuity Agreement is attached to this current report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

10.1	Form of Management Continuity Agreement
Statements contained in this Current Report that are not historical facts and other information provided by the Company and its employees from time to time may contain certain forward-looking information, as defined by (i) the Private Securities Litigation Reform Act of 1995 (the “Reform Act”) and (ii) releases by the SEC. These statements include those relating to estimated bonuses that may be paid pursuant to the Company’s 2006 Incentive Compensation Plan, the estimated reduction in compensation expense required to be recognized under FASB Statement No. 123R, the accounting treatment for the acceleration and the effect upon employees. Actual results could differ materially from those suggested in such forward-looking statements due to the risk factors identified below and other factors including, without limitation, the possibility that subsequent pronouncements or interpretations of FASB Statement No. 123R may alter the accounting treatment of stock options, uncertainties related to the introduction of new technologies competitive to our products and the degree to which our current and new products are accepted by customers, which could affect the level of demand for our products; reductions in government and private insurance reimbursement of hospitals and physicians for health care costs which may negatively impact hospitals and physicians decisions to purchase our products reducing adoption rates and sales growth; and risks that patents and licenses that we hold may be challenged, invalidated or circumvented or that we may become the subject of intellectual property litigation. In addition, see the Risk Factors described in Laserscope’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Copies of Laserscope’s public disclosure filings with the SEC, including the most recent Annual Report on Form 10-K and the most recent Forms 10-Q are available at the company’s website at www.laserscope.com or at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASERSCOPE (Registrant)
Date: December 28, 2005	By:	/s/ Peter Hadrovic
Peter Hadrovic
Vice President, Legal Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Management Continuity Agreement